                   WANG LABORATORIES, INC. AND SUBSIDIARIES

        EXHIBIT 12.1 - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Dollars in millions except ratios)


                                                                   Reorganized
                                                                     Company
                                            -------------------------------------------------------
                                              Three months              Year          Nine months
                                            ended September 30,     ended June 30,   ended June 30,
                                                  1995                  1995             1994
                                            -------------------     --------------   --------------
FIXED CHARGES
   Interest expense                               $  1.0                $  3.7           $ 3.5
   Portion of rent expense
      representative of interest                     1.9                   5.9             5.6
                                                  ------                ------           -----
                                                     2.9                   9.6             9.1

   Preferred dividend requirement                    4.8                  12.7             7.5
                                                  ------                ------           -----
Combined fixed charges and
     preferred dividend                           $  7.7                $ 22.3           $16.6
                                                  ======                ======           =====


EARNINGS
   Income (loss) from continuing
      operations before income
      taxes, discontinued operations,
      fresh-start reporting adjustment
      and extraordinary item                      $(17.9) (1)           $(54.0) (2)      $20.4

   Fixed charges per above                           2.9                   9.6             9.1
                                                  ------                ------           -----
                                                  $(15.0)               $(44.4)          $29.5
                                                  ======                ======           =====

Ratio of earnings to combined
   fixed charges and preferred dividends              --                    --             1.8
                                                  ======                ======           =====
Coverage deficiency                               $(15.0) (1)           $(44.4) (2)         --
                                                  ======                ======           =====
                                                            Predecessor Company
                                            ---------------------------------------------------
                                                Three months       For the year ended June 30,
                                            ended September 30,   -----------------------------
                                                   1993            1993       1992      1991
                                            -------------------   -----------------------------
FIXED CHARGES
   Interest expense                                $  1.2         $  15.0   $  44.6   $  44.0
   Portion of rent expense
      representative of interest                      2.7             9.7      19.1      33.5
                                                   ------         ---------------------------
                                                      3.9            24.7      63.7      77.5

   Preferred dividend requirement                      --              --        --        --
                                                   ------         ---------------------------
Combined fixed charges and
     preferred dividend                            $  3.9         $  24.7   $  63.7   $  77.5
                                                   ======         ============================



EARNINGS
   Income (loss) from continuing
      operations before income
      taxes, discontinued operations,
      fresh-start reporting adjustment
      and extraordinary item                       $(22.6)        $(197.2)  $(346.5)  $(368.8)

   Fixed charges per above                            3.9            24.7      63.7      77.5
                                                   ------         ---------------------------
                                                   $(18.7)        $(172.5)  $(282.8)  $(291.3)
                                                   ======         ============================

Ratio of earnings to combined
   fixed charges and preferred dividends               --              --        --        --
                                                   ======         ============================

Coverage deficiency                                $(18.7)        $(172.5)  $(282.8)  $(291.3)
                                                   ======         ============================

(1) Includes $27.2 million of acquisition-related charges.
(2) Includes $64.2 million provision for integration-related costs and other charges.
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